Exhibit 10.39

RESOLVED that retroactive to the July 27, 2005 Audit Committee meeting, that the Audit Committee members should be paid as follows for quarterly meetings where the financial results press release is approved, the 10-Q is approved, and the Committee meets with and hears from the independent auditors concerning SAS61 matters: $1,500 to the Chairman of the Audit Committee for such meeting, and $750 to each member of the Committee for such meeting, regardless of whether attendance is in person or by teleconference, and regardless of whether it occurs on a regular Board of Directors meeting day.